Exhibit 10.1

UBS SECURITIES LLC

CUSTOMER AGREEMENT

FOR FUTURES AND OPTIONS ON FUTURES

CONTRACTS

See Exhibit A
Customer Name

CUSTOMER AGREEMENT

It is understood and agreed that this document shall constitute a separate agreement with each party listed on Exhibit A attached hereto, as if each such party had executed a separate document naming only itself as Customer, and that no party listed on Exhibit A shall have any liability under this document for the obligations of any other party engaging in Transactions with UBS-S LLC, including any other party so listed.  With respect to any one such party, references in this Agreement to Customer shall be deemed to refer only to such party, and (iii) the term “this Agreement” shall be construed according to the foregoing provisions.

This Customer Agreement (“Agreement”) between UBS Securities LLC (“UBS-S LLC”) and each fund listed in Exhibit A (jointly not severally) (“Customer”) shall govern the purchase and sale by UBS-S LLC of certain futures contracts, options thereon and options contracts for the account and risk of Customer through one or more accounts carried by UBS-S LLC on behalf and in the name of Customer (collectively, the “Account”), as more fully described below.  “Business Day” as used in this Agreement means any day other than a Saturday, Sunday and/or other day on which the New York Stock Exchange is closed.

1.                                      UBS-S LLC’S AUTHORIZATION TO ACT AS BROKER

Customer authorizes UBS-S LLC, acting through employees and agents selected by it in its sole discretion, to purchase and sell for the Account contracts for certain futures contracts, options thereon and options contracts for which UBS-S LLC has notified Customer that UBS-S LLC is prepared to execute transactions (collectively, “Contracts”) within or outside the United States of America in accordance with Customer’s instructions.

2,                                      CUSTOMER’S REPRESENTATIONS AND WARRANTIES

(a)                                 Representations and Warranties.  Customer hereby represents and warrants (which representations and warranties are deemed to be continuing for the term of this Agreement) as follows:

(i)                                    Authority.  Customer has full right, power and authority to enter into this Agreement and the Contracts, and the person executing this Agreement on behalf of Customer is authorized to do so.  This Agreement is binding on Customer and enforceable against Customer in accordance with its terms;

(ii)                                Lawful Agreement.  Customer may lawfully establish and open the Account for the purpose of effecting purchases and sales of Contracts through UBS-S LLC.  Transactions entered into pursuant to this Agreement will not violate any “Applicable Law” (as defined below) to which Customer is subject or any agreement to which Customer is subject or a party and the execution, delivery and performance of this Agreement by Customer require no action by or in respect of or filing with any governmental body, agency or official;

(iii)                               Customers Information.  Any financial or other information provided to UBS-S LLC by Customer in connection with this Agreement will be accurate and complete in every material respect.

(iv)                              Interest or Control of Account.  If any person or entity has, or during the term of this Agreement will have, any interest in the Account other than Customer, Customer hereby agrees to so notify UBS-S LLC immediately (and no later than within one Business Day); and

(v)                                 Designation.  If Customer is not a citizen or resident of the United States, Customer has been informed by UBS-S LLC of Commodity Futures Trading Commission (“CFTC”) Regulations concerning the designation of a futures commission merchant as the agent of foreign brokers, customers of a foreign broker and foreign traders for certain purposes as set forth in CFTC Regulation §15.05 and concerning special calls for information from futures commission merchants, foreign brokers and members of contract markets as set forth in CFTC Regulation §21.03.

(b)                                 Notice of Change.  Customer shall immediately (and no later than within one Business Day) notify UBS-S LLC in writing if any of the representations contained herein materially change or cease to be true and correct.

3.                                      APPLICABLE LAW

The Account and all transactions and agreements in respect of the Account shall be subject to the regulations of all applicable Federal, state and self-regulatory agencies or authorities, including but not limited to:  (a) the provisions of the Commodity Exchange Act, as amended, and any rules, regulations, orders and interpretations promulgated thereunder by the CFTC; (b) the constitution, by-laws, rules, regulations, orders and interpretations of the relevant board of trade, trading facility, market, or exchange and its clearing house, if any (each, an “exchange”) on or subject to the rules of which such transactions are executed and/or cleared, and any relevant registered futures association, including, without limitation, the National Futures Association (“NFA”); and (c) custom and usage of the trade.  All such provisions, rules, regulations, orders, interpretations, constitution, by-laws, custom and usage, as in effect from time to time, are hereinafter collectively referred to as “Applicable Law.”

4.                                      RELIANCE ON INSTRUCTIONS

UBS-S LLC shall be entitled to rely on any instructions, notices and communications, whether oral or in writing, that it believes to be that of an individual authorized to act on behalf of Customer, including, but not limited to, any individual identified in writing by Customer as authorized to act on its behalf, and Customer shall be bound thereby.  Customer hereby waives any defense that any such instruction was not in writing as may be required by the Statute of Frauds or any other similar law, rule or regulation.

5.                                      ACCEPTANCE OF ORDERS; POSITION LIMITS

(a)                                 Acceptance of Orders.  UBS-S LLC shall have the right to limit the size of open positions (net or gross) of Customer with respect to the Account at any time and to refuse acceptance of any orders (whether such refusal or limitation is required by, and whether such refusal is based on position limits imposed under, Applicable Law).  UBS-S LLC shall immediately notify Customer of its rejection of any order.  Unless specified by Customer, UBS-S LLC may designate the exchange or trading system on which it will attempt to execute orders.

(b)                                 Position Limits.  Customer shall not, either alone or in combination with others, violate any position or exercise limit established by or under Applicable Law.  If Customer intends at any time to exceed such position limits, Customer shall cause to be filed an application with the CFTC or the relevant exchange requesting authorization for Customer to exceed such position limits and shall provide UBS-S LLC with a copy of such application and such other information as UBS-S LLC may reasonably request with respect to such application.  Customer shall indemnify and hold UBS-S LLC harmless from and against all claims, damages, fines or assessments of any kind whatsoever, including reasonable attorneys’ fees in connection with the defense thereof, made and incurred in connection with any violation by Customer of its obligations under this Section 5(b).

6.                                      ORIGINAL AND VARIATION MARGIN; PREMIUMS; OTHER CONTRACT OBLIGATIONS

With respect to every Contract purchased, sold or cleared for the Account, Customer shall make, or cause to be made, all applicable original margin, variation margin, intra-day margin and premium payments, and perform all other obligations attendant to transactions or positions in such Contracts, as may be required by Applicable Law or by UBS-S LLC in its sole and absolute discretion.  Requests for margin deposits and/or premium payments may, at UBS-S LLC’s election, be communicated to Customer orally, telephonically or in writing.  Margin requirements established by UBS-S LLC may exceed the margin requirements set by any exchange on which transactions are executed or cleared or caused to be executed or cleared by UBS-S LLC or any agent thereof for Customer and may be changed by UBS-S LLC without prior notice to Customer.  Except as otherwise provided herein, all such margin and premium payments shall be in the form, as UBS-S LLC permits, of cash in U.S. dollars, securities of the U.S. Government, or a combination thereof.  If at any time Customer fails timely to deposit or maintain required margin, or Customer fails timely to make any premium payments, UBS-S LLC may at any time, without further notice to Customer, close out Customer’s open position in whole or in part and take any action it deems appropriate.

7.                                      SECURITY INTEREST AND RIGHTS RESPECTING COLLATERAL

All Contracts, cash, securities, and/or other property of Customer, including all proceeds of all such property such as profits from Account transactions (collectively, the “Collateral”) now or at any future time in the Account or otherwise held by UBS-S LLC or its affiliates, any exchange through which trades of the Account are executed and/or positions are held, or any other entity authorized to act as an agent of UBS-S LLC or Customer, hereby are pledged to UBS-S LLC and shall be subject to a general lien and continuing first priority security interest in UBS-S LLC’s favor to secure any indebtedness or other amounts at any time owing from Customer to UBS-S LLC, and to secure any and all other obligations and liabilities of Customer to UBS-S LLC (collectively, the “Customer’s Liabilities”). Customer will not cause or allow any of the Collateral held in Customer’s Accounts whether now owned or hereafter acquired, to be or become subject to any liens, security interests or encumbrances of any nature without the prior written consent of UBS-S LLC and in no event shall the Collateral held in Customer’s Account be subject to a lien or security interest superior to that of UBS-S LLC.  Customer hereby grants UBS-S LLC the right to borrow, pledge, repledge, hypothecate, rehypothecate, loan or invest any of the Collateral without notice to Customer, and without any obligation to pay or to account to Customer for any interest, income or benefit that may be derived therefrom.  UBS-S LLC shall be under no obligation to deliver to Customer the identical Collateral in the Account, but shall only be under an obligation to deliver to Customer Collateral of like or equivalent kind and amount.  The rights of UBS-S LLC set forth above shall be qualified by any applicable requirements for segregation of customer’s property under Applicable Law.

8.                                      PAYMENT OBLIGATIONS OF CUSTOMER

(a)                                 Charges to the Account.  With respect to every Contract purchased, sold or cleared for the Account, Customer shall pay UBS-S LLC upon demand and UBS-S LLC hereby is authorized to charge Customer’s Account for:  (i) all brokerage charges, give-up fees, commissions and service fees as UBS-S LLC may from time to time charge as agreed in writing between Customer and UBS-S LLC; (ii) all exchange, clearing member, NFA or CFTC fees or charges, fines or penalties; (iii) any tax imposed on such transactions by any competent taxing authority; (iv) the amount of any trading losses in the

Account; (v) any debit balance or deficiency in the Account; (vi) interest and service charges on any debit balances or deficiencies in the Account, any advances or any loan (including interest on the amount of variation margin calls, until satisfaction of such calls, when the Customer posts U.S. Treasury Bills for original margin purposes), at the rate customarily charged by UBS-S LLC and agreed in writing between Customer and UBS-S LLC (which may be at the prevailing and/or allowable rates according to the laws of the State of Illinois) from the day any such deficit was incurred to (but not including) the day of payment (calculated on the basis of a 360 day year and for the actual number of days elapsed for all deficits, except for those denominated in foreign currencies for which generally accepted accounting principles require that the interest rate shall be calculated otherwise), together with costs and reasonable attorneys’ fees incurred in collecting any such deficit; (vii) all storage and delivery service fees; and (viii) any other amounts owed by Customer to UBS-S LLC with respect to the Account or any transactions therein.

(b)                                 Payment in U.S. Dollars.  Any and all payment obligations of Customer, if not deducted from Customer’s Account as permitted hereunder, shall be made upon demand in immediately available U.S. dollars to UBS-S LLC or at such other place and at such time and in such manner as UBS-S LLC notifies Customer.  The obligation of Customer to make all payments due hereunder shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency other than U.S. dollars, except to the extent that such tender or recovery shall result in the actual receipt by UBS-S LLC of the full amount of such U.S. dollars expressed to be payable in respect of such amounts.  Customer agrees that its obligations to make payment in U.S. dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery of the amount (if any) by which such actual receipt shall fall short of the full amount of U.S. dollars expressed to be payable in respect of such amount due hereunder, and shall not be affected by judgment being obtained for other sums due hereunder.

(c)                                  Setoff.  Any Collateral may at any time or from time to time without notice or compliance with any condition precedent (which notice hereby is expressly waived) be setoff, appropriated and applied by UBS-S LLC against any and all payment obligations of Customer hereunder including, but not limited to, any deficit balance or margin deficiency in the Account (or any sub-account within the Account), in such manner as UBS-S LLC in its discretion may determine.

(d)                                 Netting.  UBS-S LLC may at any time or from time to time without notice or compliance with any condition precedent (which notice hereby is expressly waived) net (i) any Collateral held in or on behalf of the Account (or any sub-account within the Account) or liabilities or payment obligations of UBS-S LLC to Customer or the Account (or any sub-account within the Account) against (ii) any liabilities or payment obligations of Customer thereunder, including, but not limited to any deficit balance or margin deficiency in the Account (or any sub-account within the Account), paying to Customer only the amount by which the aggregate amount of (i) above exceeds the aggregate amount of (ii) above.

(e)                                  Gross-Up.  All payments made by Customer to UBS-S LLC hereunder will be made without setoff or counterclaim free and clear and without deduction or withholding for, any present or future taxes, levies, assessments or other charges of whatever nature, now or hereinafter imposed by any jurisdiction or by any agency, state or other political subdivision or taxing authority thereof or therein, and all interest, penalties, or similar liabilities with respect thereto (collectively, “Taxes”).  If any Taxes are so levied or imposed, Customer agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein.  Customer will furnish to UBS-S LLC, within thirty days after the date the payment of any Taxes is due pursuant to Applicable Law, certified copies of tax receipts evidencing such payment by Customer.

9.                                      DELIVERY PROCEDURES; OPTIONS ALLOCATION PROCEDURE

(a)                                 Instructions.  Customer will provide UBS-S LLC with instructions either to liquidate Contracts previously established by Customer, make or take delivery under any such Contracts, or exercise options entered into by Customer, within such time limits as may be specified by UBS-S LLC; provided that if no such time limit is specified, (i) if Customer maintains an Account for speculation, liquidating instructions on open futures positions maturing in a current delivery month must be given to UBS-S LLC at least five (5) Business Days prior to the first notice day or last trading day, whichever is earlier; and (ii) if Customer maintains an Account for hedging, Customer understands that liquidating instructions on open futures positions maturing in a current delivery month must be given to UBS-S LLC at least one (1) Business Day prior to the first notice day in the case of long positions, and in the case of short positions, at least one (1) Business Day prior to the last trading day.  UBS-S LLC shall have no responsibility to take any action on behalf of Customer, including, without limitation, exercising option Contracts, unless and until UBS-S LLC receives oral or written instructions reasonably acceptable to UBS-S LLC indicating the action UBS-S LLC is to take.  Any instructions, if given orally to UBS-S LLC, shall immediately be confirmed in writing by Customer.  Funds sufficient to take delivery pursuant to such Contract or deliverable grade commodities to make delivery pursuant to such Contract must be delivered to UBS-S LLC at such time and location as UBS-S LLC may require in connection with any delivery.

(b)                                 Allocation Procedures.  Short option Contracts may be subject to exercise at any time.  Exercise notices received by UBS-S LLC with respect to option Contracts sold by Customer may be allocated to Customer pursuant to a random allocation procedure, and Customer shall be bound by any such allocation of exercise notices.  Such notices may be allocated to Customer after the close of trading on the day on which such notices have been allocated to UBS-S LLC by the applicable exchange.  In the event of any allocation to Customer, unless UBS-S LLC has previously received instructions from Customer, UBS-S LLC’s sole responsibility shall be to use commercially reasonable efforts to notify Customer by telephone of such allocation at any time before trading commences on the first day on which such option Contracts are traded on the applicable exchange following the day on which the applicable contract market has allocated such notices to UBS-S LLC.

(c)                                  Failure to Provide Instructions.  If Customer fails to comply with any of the foregoing obligations, UBS-S LLC may, in its sole and absolute discretion, liquidate any open positions, make or receive delivery of any commodities or instruments, or exercise or allow the expiration of any options, in such manner and on such terms as UBS-S LLC, in its sole and absolute discretion, deems necessary or appropriate.  Any such action taken shall be in the sole and absolute discretion of UBS-S LLC and Customer shall remain fully liable for all costs, losses, expenses, liabilities and damages (including special, indirect and consequential damages, penalties and fines) which UBS-S LLC may be required to pay or which it has sustained in connection with such transactions and for any remaining debit balance in the Account.

10.                               EVENTS OF DEFAULT; UBS-S LLC’S REMEDIES

(a)                                 Events of Default.  As used herein, each of the following shall be deemed an “Event of Default”:  (i) the commencement of a case under any bankruptcy, insolvency or reorganization law or similar law effecting creditors’ rights of any jurisdiction, or the filing of a petition for the appointment of a receiver by or against Customer, for the benefit of its creditors, an admission in writing by Customer that it is insolvent or is unable to pay its debts when they mature, or the suspension by the Customer of its usual business or any material portion thereof; (ii) the issuance of any warrant or order of attachment against the Account or the levy of a judgment against the Account; (iii) if Customer is an employee benefit plan, the termination of Customer or the filing by Customer of a notice of intent to terminate with the Pension Benefit Guaranty Corporation (or other similar governmental agency or body of any jurisdiction), or the receipt of a notice of the Pension Benefit Guaranty Corporation’s (or other similar governmental agency’s or body’s) intent to terminate Customer, or the inability of Customer to pay benefits under the relevant employee benefit plan when due; (iv) the failure by Customer to deposit or maintain margins, to pay required premiums, or to make payments required by Section 8 hereof; (v) the Account shall incur a deficit balance; (vi) the failure by Customer to perform, in any material respect, its obligations respecting delivery, exercise or a notice of allocation of exercise, payment for delivery, or settlement under Contracts held in the Account (it being understood that any failure to comply with any Applicable Law shall be deemed material); (vii) the failure by Customer, in any material respect, to perform any of its other obligations hereunder (it being understood that any failure to comply with any Applicable Law shall be deemed material); (viii) if UBS-S LLC for any reason whatsoever deems it necessary or desirable for its protection; or (ix) there occurs or exists (1) an event as described in sub-paragraphs (i)-(viii) above under one or more agreements or instruments entered into by the Customer with UBS-S LLC or its affiliates (“Other Agreement”), or (2) there occurs or exists an event which constitutes an event of default (howsoever defined or described) under any Other Agreement.

(b)                                 Remedies.  Upon the occurrence of an Event of Default that is continuing UBS-S LLC shall have the right, in addition to any other remedy available to UBS-S LLC at law or in equity, and in addition to any other action UBS-S LLC may deem appropriate under the circumstances, to liquidate, spread or roll-forward any or all open Contracts held in or for the Account, sell any or all of the securities or other property of Customer held by UBS-S LLC and its affiliates and to apply the proceeds thereof to any amounts owed by Customer to UBS-S LLC, borrow or buy any options, securities, Contracts or other property for the Account and cancel any unfilled orders for the purchase or sale of Contracts for the Account, or take such other or further actions as UBS-S LLC, in its reasonable discretion, deems necessary or appropriate for its protection, all without demand for margin and without notice or advertisement.  In the event UBS-S LLC’s position would not be jeopardized thereby, UBS-S LLC will make reasonable efforts under the circumstances to notify Customer prior to taking any such action.  Any such liquidation, sale, purchase, borrowing or cancellation shall be made at the discretion of UBS-S LLC on, through or subject to the rules of an exchange, on other markets, at public auction or by private transaction, including, without limitation, by an exchange for physical transaction or similar transaction wherein UBS-S LLC may act as agent and/or as principal in such transaction.  Customer acknowledges and agrees that a prior demand or margin call of any kind from UBS-S LLC or prior notice from UBS-S LLC shall not be considered a waiver of UBS-S LLC’s right to take any action without notice or demand.  In any transaction described above, UBS-S LLC may sell any Collateral to itself or its affiliates or buy any Collateral from itself or its affiliates.  UBS-S LLC may, to the extent permitted by law, purchase the whole or any part thereof free from any right of redemption.  In all cases, Customer shall remain liable for and shall pay to UBS-S LLC on demand the amount of any deficiency in its Account resulting from any such transaction, and Customer shall reimburse, compensate and indemnify UBS-S LLC for any and all costs, losses, penalties, fines, taxes and damages which UBS-S LLC may incur, including reasonable attorneys’ fees incurred in connection with the exercise of its remedies and the recovery of any such costs, losses, penalties, fines, taxes and damages.

11.                               EXCULPATION AND INDEMNIFICATION

(a)                                 Exculpation.  Neither UBS-S LLC nor any of its managing directors, officers, employees or affiliates shall be liable for any costs, losses, penalties, fines, Taxes and damages sustained or incurred by Customer other than as a result of UBS-S LLC’s gross negligence or willful misconduct.  In no event will UBS-S LLC be liable to Customer for consequential, incidental or special damages.  Without limiting the generality of the foregoing, neither UBS-S LLC nor any of its managing directors, officers, employees or affiliates shall have any responsibility or liability to Customer hereunder for any costs, losses, penalties, fines, Taxes and damages, including consequential, incidental or special damages, sustained or incurred by Customer, (i) in connection with the performance or non-performance by any exchange, clearing firm or other third party (including other exchange members, banks and floor brokers) to UBS-S LLC of its obligations in respect of any Contract or other property of Customer; (ii) as a result of any prediction, recommendation or advice made or given by a representative of UBS-S LLC whether or not made or given at the request of Customer; (iii) as a result of any delay in the performance or non-performance of any of UBS-S LLC’s obligations hereunder to the extent that losses arising therefrom are, directly or indirectly, caused by the occurrence of any contingency beyond the control of UBS-S LLC including, but not limited to, the unscheduled closure of an exchange or contract market or delays in the transmission of orders due to breakdowns or failures of transmission or communication facilities, execution, and/or trading facilities or other systems; (iv) as a result of any action taken by UBS-S LLC, its managing directors, officers, employees, agents (including other clearing firms through which transactions are effected on behalf of Customer) or floor brokers, to comply with Applicable Law; or (v) for any acts or omissions of those neither employed nor supervised by UBS-S LLC.  Moreover, UBS-S LLC shall have no responsibility for compliance by Customer with any law or regulation governing Customer’s conduct as a fiduciary, if applicable.

(b)                                 Force Majeure and Acts of State.  In the event that UBS-S LLC’s performance of any of its obligations and undertakings hereunder shall be interrupted or delayed by any occurrence not occasioned by the conduct of either party hereto, whether such occurrence shall be an act of God or the common enemy or the result of war, riot, fire, flood, civil commotion, acts of terrorism, sovereign conduct or other acts of State, or the act or conduct of any person or persons not party or privy hereto, then UBS-S LLC shall be excused from performance for such period of time as is reasonably necessary after such occurrence to remedy the effects thereof and neither UBS-S LLC nor any of its managing directors, officers, employees or affiliates shall be directly or indirectly responsible for losses occasioned thereby.

(c)                                  Electronic Trading Systems Waiver.  In consideration of UBS-S LLC making electronic trading systems or services available, in whole or in part, directly or indirectly, Customer agrees that neither UBS-S LLC, the electronic trading systems or services provided, exchanges whose products may be traded on or through such electronic trading systems or services, nor any other entities controlling, controlled by or under common control with such entities, nor their respective directors, officers, or employees, shall be liable for any losses, damages, costs or expenses (including, but not limited to, loss of profits, loss of use, incidental or consequential damages), regardless of the cause, arising from any fault, delay, omission, inaccuracy or termination of the electronic trading systems or services, or the inability to enter or cancel orders, or any other cause in connection with the furnishing, performance, maintenance, or use of or inability to use all or any part of the electronic trading systems or services.  The foregoing shall apply regardless of whether a claim arises in contract, tort, negligence, strict liability or otherwise.

(d)                                 Indemnification of UBS-S LLC.  Customer agrees to indemnify and hold UBS-S LLC and its managing directors, officers, employees and affiliates harmless from and against any and all costs

(including reasonable attorneys’ fees), losses, penalties, fines, taxes and damages incurred by UBS-S LLC as a result of any action taken or not taken by UBS-S LLC in reliance upon any instructions, notices and communications which UBS-S LLC believes to be that of an individual authorized to act on behalf of Customer, or in connection with UBS-S LLC’s recovery of any such costs, losses, penalties, fines, taxes and damages.

12.                               TERMINATION

This Agreement may be terminated at any time by Customer or UBS-S LLC by written notice to the other; provided, however, that any such termination shall not relieve either party of any obligations in connection with any debit or credit balance in the Account or other liability or obligation arising or accruing prior to such termination.  In the event of such notice, Customer shall promptly either close out open positions in the Account or arrange for such open positions to be transferred to another futures commission merchant.  Upon satisfaction by Customer of all of Customer’s Liabilities, UBS-S LLC shall transfer to another futures commission merchant all Contracts, if any, then held for the Account, and shall transfer to Customer or to another futures commission merchant, as Customer may instruct, all cash, securities and other property held in the Account, whereupon this Agreement shall terminate.

13.                               CLOSE-OUT OF OFFSETTING POSITIONS

UBS-S LLC shall close-out any Contract for which an offsetting order is entered by Customer, unless Customer instructs UBS-S LLC not to close-out such Contract and to maintain the offsetting Contracts as open positions; provided, that UBS-S LLC shall not be obligated to comply with any such instructions given by Customer if Customer fails to provide UBS-S LLC with any representations, documentation or information reasonably requested by UBS-S LLC or if, in UBS-S LLC’s reasonable judgment, any failure to close-out such offsetting Contracts against each other would result in a violation of Applicable Law.  If offsetting Contracts are not closed out, Customer acknowledges that any such offsetting long and short positions may result in the charging of additional fees and commissions and the payment of additional margin, even though such offsetting Contracts may not result in any additional market gain or loss.

14.                               REPORTS AND OBJECTIONS

All confirmations, purchase and sale notices, correction notices and account statements (collectively, “Reports”) shall be submitted to Customer and shall be conclusive and binding on Customer unless Customer notifies UBS-S LLC of any objection thereto prior to the opening of trading on the contract market on which such transaction occurred on the Business Day following the day on which Customer receives such Report; provided, that with respect to monthly statements, Customer may notify UBS-S LLC of any objection thereto within five (5) Business Days after receipt of such monthly statement, provided the objection could not have been raised at the time any prior Report was received by Customer as provided for above.  Any such notice of objection, if given orally to UBS-S LLC, shall promptly (and in no event later than within one (1) Business Day) be confirmed in writing by Customer.

Customer consents to the electronic delivery of Reports via facsimile, electronic mail, computer networks (e.g., local area networks, commercial on-line services and SwisKey, Abacus or any similar online statement delivery system) or other electronic means agreed upon by Customer and UBS-S LLC.  Customer may revoke its consent at any time upon reasonable notice to UBS-S LLC.

15.                               FOREIGN CURRENCY TRANSACTIONS

In the event that the Customer directs UBS-S LLC to enter into any Contract on an exchange on which such transactions are effected in a currency other than the U.S. dollar, any profit or loss arising as a result of a fluctuation in the exchange rate affecting such currency will be entirely for the account and risk of the Customer.  All initial and subsequent deposits for margin purposes, and the return to the Customer of any funds, are expected to be made in the currency of contract settlement.  Should the Customer elect to deposit funds other than the currency of settlement or instruct UBS-S LLC to convert funds which are already on deposit in another currency, UBS-S LLC shall debit or credit the Account of Customer at a rate of exchange determined by UBS-S LLC in its sole discretion on the basis of the then prevailing market rate of exchange for such foreign currency.  Customer authorizes UBS-S LLC to deposit Customer funds in depositories located outside of the United States consistent with the requirements of Applicable Law.

16.                               UBS-S LLC’S RESPONSIBILITY

UBS-S LLC is not acting as a fiduciary, foundation manager, commodity pool operator, commodity trading advisor or investment adviser in respect of any Account opened by Customer and UBS-S LLC shall have no responsibility hereunder for compliance with any law or regulation governing the conduct of fiduciaries, foundation managers, commodity pool operators, commodity trading advisors or investment advisers.

17.                               ADVICE

All advice communicated by UBS-S LLC with respect to any Account opened by Customer hereunder is incidental to the conduct of UBS-S LLC’s business as a futures commission merchant, does not constitute an offer to sell or the solicitation of an offer to buy any Contract, and such advice will not serve as the primary basis for any decision by or on behalf of Customer.  UBS-S LLC shall have no discretionary authority, power or control over any decisions made by or on behalf of Customer in respect of the Account, regardless of whether Customer relies on the advice of UBS-S LLC in making any such decision.  Any such advice, although based upon information from sources UBS-S LLC believes to be reliable, may be incomplete or inaccurate, may not be verified and may be changed without notice to Customer.  UBS-S LLC makes no representation as to the accuracy, completeness, reliability or prudence of any such advice or information or as to the tax consequences of Customer’s futures or options trading.  UBS-S LLC is a separate and independent corporate entity, distinct from its affiliates and it shall be free to purchase and sell Contracts for any affiliates without limitation or restriction.  The relationship between UBS-S LLC and Customer as described herein shall not affect any provisions of credit to Customer by UBS AG or any other subsidiary of UBS AG.  Moreover, Customer acknowledges that UBS-S LLC and its managing directors, officers, employees and affiliates may take or hold positions in, or advise other customers concerning, contracts which are the subject of advice from UBS-S LLC to Customer.  The positions and advice of UBS-S LLC and its managing directors, officers, employees and affiliates may be inconsistent with or contrary to positions of, and the advice given by, UBS-S LLC to Customer.

18.                               FINANCIAL AND OTHER INFORMATION

Customer agrees to furnish appropriate financial statements to UBS-S LLC and to inform UBS-S LLC of any material changes in the financial position of Customer and to furnish promptly such other information concerning Customer as UBS-S LLC reasonably requests.  UBS-S LLC is authorized from time to time to contact banks, financial institutions and credit agencies for verification of the financial condition of Customer. Customer agrees that UBS-S LLC may, from time to time, share with its branches, agencies and affiliates, certain non-public information concerning Customer as required to open and maintain Customer’s Account in accordance with this Agreement.

19.                               RECORDING

UBS-S LLC, in its sole and absolute discretion, may record, on tape or otherwise, any telephone conversation between UBS-S LLC and Customer involving their respective officers, agents and employees.  Customer hereby agrees and consents to such recording, with or without the use of an automatic tone warning device. Customer acknowledges that UBS-S LLC may erase such recordings after a reasonable period of time.

20.                               ACCOUNTS INTRODUCED BY OTHER BROKERS

If UBS-S LLC is carrying the Account of Customer as executing or clearing broker by arrangement with another broker through whose courtesy the Account has been introduced to UBS-S LLC, then, until receipt from Customer of written notice to the contrary, UBS-S LLC may accept from such other broker, without inquiry or investigation by UBS-S LLC, (i) orders for the purchase or sale in the Account of Contracts, and (ii) any other instructions concerning the Account.  UBS-S LLC shall not be responsible or liable for any acts or omissions of such other broker or its employees.

21.                               SEVERABILITY

If any provision of this Agreement is, or at any time becomes, inconsistent with any present or future Applicable Law, and if any of these authorities have jurisdiction over the subject matter of this Agreement, the inconsistent provision shall be deemed superseded or modified to conform with such law, rule or regulation but in all other respects, this Agreement shall continue and remain in full force and effect.

22.                               BINDING EFFECT

This Agreement shall be binding on and inure to the benefit of the parties and their successors.  In accordance with CFTC regulations, UBS-S LLC may assign Customer’s Account(s) and this Agreement to another registered Futures Commission Merchant (“FCM”) by notifying Customer of the date and name of the intended assignee FCM.  Unless Customer objects to the assignment prior to the scheduled date for the assignment, the assignment will be binding on Customer.  Customer may not assign this Agreement without UBS-S LLC’s prior consent.

23.                               ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties and supersedes any prior agreements between the parties as to the subject matter hereof.  No provision of this Agreement shall in any respect be waived, altered, modified, or amended unless such waiver, alteration, modification or amendment is signed by the party against whom such waiver, alteration, modification or amendment is to be enforced.

24.                               INSTRUCTIONS, NOTICES OR COMMUNICATIONS

(a)                                 Except as specifically otherwise provided in this Agreement, all instructions, notices or other communications may be oral or written.  All oral instructions, unless custom and usage of trade dictate otherwise, shall be promptly confirmed in writing.  All written instructions, notices or other communications shall be addressed as follows:

(i)                                     if to UBS-S LLC:

UBS Securities LLC

One North Wacker Drive Chicago, IL 60606

Attn:  ETD Legal Department, 31st Floor

(ii)                                  if to Customer at the address as indicated on the New Account Information Form.

(b)                                 All instructions, notices or other communications sent, shall be deemed given to Customer and effective as follows:  if posted on the internet, on the date it is posted; if in writing and delivered in person or by courier, on the date it is delivered or delivery is attempted; if sent by facsimile transmission, on the date sent; if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery attempted; or; if sent by electronic messaging system, on the date sent.  All instructions, notices or other communications to UBS-S LLC shall be directed to UBS-S LLC’s office at the address listed above or such other addresses as UBS-S LLC may hereafter direct to Customer in writing.

25.                               RIGHTS AND REMEDIES CUMULATIVE

All rights and remedies arising under this Agreement as amended and modified from time to time are cumulative and not exclusive of any rights or remedies which may be available at law or otherwise.

26.                               NO WAIVER

No failure on the part of UBS-S LLC to exercise, and no delay in exercising, any contractual right will operate as a waiver thereof, nor will any single or partial exercise by UBS-S LLC of any right preclude any other or future exercise thereof or the exercise of any other partial right.

27.                               GOVERNING LAW

THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CHOICE OF LAW.

28.                               CONSENT TO JURISDICTION

Any litigation between UBS-S LLC and Customer relating to this Agreement or transactions hereunder shall take place in the Courts of the State of Illinois located in Cook County or in the United States District Court for the Northern District of Illinois, and the parties agree to submit to such exclusive jurisdiction.  Customer consents to the service of process by the mailing to Customer of copies of such court filing by certified mail to the address of Customer as it appears on the books and records of UBS-S LLC, such service to be effective ten days after mailing.  Customer hereby waives irrevocably any immunity to which it might otherwise be entitled in any arbitration, action at law, suit in equity or any other proceeding arising out of or based on this Agreement or any transaction in connection herewith.

29.                               WAIVER OF JURY TRIAL

Customer hereby waives trial by jury in any action or proceeding arising out of or relating to this Agreement or any transaction in connection herewith.

30.                               ACCEPTANCE OF AGREEMENT

This Agreement shall not be deemed to be accepted by UBS-S LLC or become a binding contract between Customer and UBS-S LLC until approved by a duly authorized officer of UBS-S LLC in writing. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered will be an original, but all of which counterparts will together constitute one and the same instrument.

31.                               CUSTOMER ACKNOWLEDGEMENTS (please check box below with an “x”):

☐                                    (a)                                 FUTURES AND OPTIONS DISCLOSURE DOCUMENTS

CUSTOMER HEREBY ACKNOWLEDGES THAT IT HAS RECEIVED, UNDERSTANDS AND CONSENTS TO THE FUTURES AND OPTIONS DISCLOSURE DOCUMENTS FURNISHED TO CUSTOMER INCLUDING DISCLOSURES REGARDING:

Risk Disclosure Statement for Futures and Options

Notice Regarding Average Pricing

Questions and Answers to Address Key Features of CME Rule 553 — Average Pricing System

Electronic Trading and Order Routing Systems Disclosure Statement

UBS-S LLC Special Disclosure Statement

Cross Trade Consent

Non-US Futures and Options Direct Order Transmittal Customer Disclosure Statement

LME Guidelines (applicable to customers trading LME contracts)

Hong Kong Position Limit Notice (applicable to customers trading on Hong Kong Exchanges)

Non US Trader Disclosure Statement

Uniform Notification regarding access to Market Data

CME Disclosure on Payment for Order Flow

Third Party Vendor Disclosure Statement

Disclosure Statement on Futures Exchange Ownership Interests and Incentive Programs

☐                                    (b)                                 CONSENT TO TRANSFER FUNDS

The undersigned acknowledges that UBS-S LLC may, until it receives a written notice of revocation with respect thereto, in its sole and absolute discretion and without prior notice to the undersigned, transfer any funds, securities, commodities, Contracts or other property from any account (segregated, secured or non-regulated) maintained by the undersigned to any other account (segregated, secured or non-regulated) of the undersigned maintained by UBS-S LLC or any of its affiliates.  UBS-S LLC will promptly confirm in writing each transfer of funds, securities, commodities, Contracts or other property pursuant hereto.  UBS-S LLC shall not be liable for making or failing to make any transfer authorized hereby.

32.                           HEDGING REPRESENTATION (The following must be completed by Customers who will engage in all or a portion of their transactions for bona fide hedging purposes.)  Customer has indicated on the New Account Information Form that the Account is either solely or partially for hedging purposes and therefore at least a portion of the transactions effected for the Account will be bona fide hedging transactions as described in Section 4a of the Commodity Exchange Act, as amended, and Rule 1.3(z) promulgated thereunder (a copy of which is attached hereto as Annex A), unless Customer specifically notifies UBS-S LLC to the contrary in writing with respect to any transaction or group of transactions. Customer represents that it is familiar with CFTC and exchange rules, regulations, and advisories concerning hedging and agrees to provide UBS-S LLC with such notification should the Account no longer be solely or partially for hedging purposes.  .  As such, in accordance with CFTC Rule 190.06, Customer may specify whether, in the unlikely event of UBS-S LLC’s bankruptcy, Customer prefers that the trustee liquidate open commodity contracts in the Account without seeking Customer’s instructions.  Accordingly, in the event of UBS-S LLC’s bankruptcy, the trustee should (check one of the following):

☐                                    Attempt to contact Customer for instructions regarding the disposition of open contracts in the Account.

☐                                    Liquidate open commodity contracts without seeking Customer’s instructions.

This instruction may be changed at any time by written notice sent to UBS-S LLC.

If you indicated on the New Account Information Form that the Account is partially for hedging purposes please specify the Commodities to be Hedged:

*  *  *  *  *

(signature page on next page)

IN WITNESS WHEREOF, Customer has executed this Agreement on the date indicated below.

See Exhibit A
(“Customer”)

By:	Jerry Pascucci, President, Sydling Futures Management	/s/ Jerry Pascucci	12/17/2012

	Print Name and Title	Signature	Date

By:	Jennifer Magro, Chief Financial Officer, Sydling Futures Management	/s/ Jennifer Magro	12/17/2012

	Print Name and Title	Signature	Date

ACCEPTED BY UBS SECURITIES LLC

By:	Joseph P. Healy, Director	/s/ Joseph P. Healy	1/22/13
	Print Name and Title	Signature	Date

By:	Tami A. Jensen, Director	/s/ Tami A. Jensen	1/22/13
	Print Name and Title	Signature	Date

ANNEX A

1.3(z) Bona fide hedging transactions and positions —

(1) General definition. Bona fide hedging transactions and positions shall mean transactions or positions in a contract for future delivery on any contract market, or in a commodity option, where such transactions or positions normally represent a substitute for transactions to be made or positions to be taken at a later time in a physical marketing channel, and where they are economically appropriate to the reduction of risks in the conduct and management of a commercial enterprise, and where they arise from:

(i) The potential change in the value of assets which a person owns, produces, manufactures, processes, or merchandises or anticipates owning, producing, manufacturing, processing, or merchandising,

(ii) The potential change in the value of liabilities which a person owns or anticipates incurring, or

(iii) The potential change in the value of services which a person provides, purchases, or anticipates providing or purchasing.

Notwithstanding the foregoing, no transactions or positions shall be classified as bona fide hedging unless their purpose is to offset price risks incidental to commercial cash or spot operations and such positions are established and liquidated in an orderly manner in accordance with sound commercial practices and, for transactions or positions on contract markets subject to trading and position limits in effect pursuant to section 4a of the Act, unless the provisions of paragraphs (z) (2) and (3) of this section and §§1.47 and 1.48 of the regulations have been satisfied.

(2) Enumerated hedging transactions. The definitions of bona fide hedging transactions and positions in paragraph (z)(1) of this section includes, but is not limited to, the following specific transactions and positions:

(i) Sales of any commodity for future delivery on a contract market which do not exceed in quantity:

(A) Ownership or fixed-price purchase of the same cash commodity by the same person; and

(B) Twelve months’ unsold anticipated production of the same commodity by the same person provided that no such position is maintained in any future during the five last trading days of that future.

(ii) Purchases of any commodity for future delivery on a contract market which do not exceed in quantity.

(A) The fixed-price sale of the same cash commodity by the same person.

(B) The quantity equivalent of fixed-price sales of the cash products and by-products of such commodity by the same person; and

(C) Twelve months’ unfilled anticipated requirements of the same cash commodity for processing, manufacturing, or feeding by the same person, provided that such transactions and positions in the five last trading days of any one future do not exceed the person’s unfilled anticipated requirements of the same cash commodity for that month and for the next succeeding month.

(iii) Offsetting sales and purchases for future delivery on a contract market which do not exceed in quantity that amount of the same cash commodity which has been bought and sold by the same person at unfixed prices basis different delivery months of the contract market, provided that no such position is maintained in any future during the five last trading days of that future.

(iv) Sales and purchases for future delivery described in paragraphs (z)(2)(i), (ii), and (iii) of this section may also be offset other than by the same quantity of the same cash commodity, provided that the fluctuations in value of the position for future delivery are substantially related to the fluctuations in value of the actual or anticipated cash position, and provided that the positions in any one future shall not be maintained during the five last trading days of that future.

(3) Non-enumerated cases. Upon specific request made in accordance with §1.47 of the regulations, the Commission may recognize transactions and positions other than those enumerated in paragraph (z)(2) of this section as bona fide hedging in such amount and under such terms and conditions as it may specify in accordance with the provisions of §1.47. Such transactions and positions may include, but are not limited to, purchases or sales for future delivery on any contract market by an agent who does not own or who has not contracted to sell or purchase the offsetting cash commodity at a fixed price, provided That the person is responsible for the merchandising of the cash position which is being offset.

EXHIBIT A

Customer

Sydling AAA Master Fund LLC

Sydling WNT Master Fund LLC